Exhibit 5.1
                            Dillon, Bitar & Luther
                                53 Maple Avenue
                                  P.O. Box 398
                       Morristown, New Jersey 07963-0398


                                March 7, 2005


Village Super Market, Inc.
733 Mountain Avenue
Springfield, NJ  07081

Ladies and Gentlemen:

     You have requested our opinion in connection with the Post Effective Amendment No. 1 to a Registration Statement on Form S-8 (the "Registration Statement") filed by Village Super Market, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") for the additional registration under the Securities Act of 1933, as amended, of 300,000 shares of the Company's Class A Common Stock (the "Shares") which may be acquired by certain employees of the Company pursuant to the terms and provisions of the Company's 2004 Stock Plan (the "Plan").

     We are familiar with the corporate proceedings relating to the authorization of the Shares and have reviewed the corporate proceedings taken with respect to the approval of the Plan by the Company's Board of Directors and the Company's stockholders at the Annual Meeting of Stockholders held on December 10, 2004. We have examined and relied on originals, or copies certified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion herein expressed.

     Based upon the foregoing, it is our opinion that the Shares will, if issued and delivered in accordance with the terms and provisions of the Plan, be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent we do not thereby admit that we are an "expert" with respect to any part of such Registration Statement as that term is used in the Securities Act of 1933, as amended, or the rules or regulations of the Commission issued thereunder.

                         Very truly yours,


                         DILLON, BITAR & LUTHER, L.L.C.


                         Dillon, Bitar & Luther, L.L.C.